Exhibit 5.1

July 3, 2019

Construction Partners, Inc.
290 Healthwest Drive, Suite 2
Dothan, Alabama 36303

Re:    Construction Partners, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Construction Partners, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement and any amendments thereto, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”) pursuant to Rule 415 under the Act, (i) by the Company of up to $250.0 million of securities (the “Primary Securities”) consisting of (a) the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), (b) the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) the Company’s debt securities in one or more series (the “Debt Securities”) to be issued pursuant to an indenture to be entered into by the Company and a trustee to be named therein (the “Trustee”), a form of which was filed as Exhibit 4.4 to the Registration Statement (the “Base Indenture” and, as amended, modified or supplemented by the relevant officer’s certificate or supplemental indenture establishing a series of Debt Securities, the “Indenture”) or (d) any combination of the foregoing and (ii) by the selling stockholders named in the Registration Statement or any other selling stockholders to be identified in one or more Prospectus Supplements of up to 19,225,000 shares of Common Stock (the “Secondary Securities” and, together with the Primary Securities, the “Securities”), each on the terms to be determined at the time of each offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed (i) the existence and entity power of each party to any Transaction Agreement (defined below) referred to herein other than the Company, (ii) that at

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July 3, 2019

the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (iii) that upon sale and delivery, the certificates for the shares of Common Stock that constitute Primary Securities and Preferred Stock, as applicable, will conform to the specimen thereof filed or, in the case of the Preferred Stock, to be filed, as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for such shares or, if uncertificated, valid book-entry notations for the issuance of the shares of Common Stock that constitute Primary Securities and Preferred Stock, as applicable, in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
As used herein, “Transaction Agreements” means the Indenture and the definitive underwriting, purchase or similar agreement applicable to the offering and sale of the Securities.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to Primary Securities constituting Common Stock (including any Common Stock that is issued upon the exchange or conversion of the Preferred Stock or Debt Securities that are exchangeable or convertible into the Common Stock and receipt by the Company of any additional consideration payable upon such conversion or exchange), when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, either (a) in accordance with the terms of the applicable Transaction Agreement, against payment in full of the consideration therefor (not less than the par value of the Common Stock) provided for therein and as approved by the Board of Directors of the Company or any duly authorized committee thereof (the “Board”), or (b) upon conversion or exchange of Preferred Stock or Debt Securities in accordance with the terms and conditions of such Preferred Stock or Debt Securities and the Indenture, as applicable, providing for such conversion or exchange into Common Stock, as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), and assuming that such Preferred Stock was duly authorized, validly issued and fully paid, for the consideration approved by the Board, or such Debt Securities were duly authorized by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and duly delivered against payment therefor, in

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July 3, 2019

each case, pursuant to the terms of the applicable Transaction Agreement, the shares of such Common Stock issued upon such conversion or exchange will be duly authorized, validly issued, fully paid and non-assessable.

2.
With respect to Primary Securities constituting any series of Preferred Stock (in each case including any Preferred Stock that is issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into the Preferred Stock and receipt by the Company of any additional consideration payable upon such conversion or exchange), when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Secretary of State of the State of Delaware, prior to the issuance of such shares of Preferred Stock, a certificate of designations setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock, (iii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable Transaction Agreement approved by the Board upon payment in full of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein and as approved by the Board, or (b) upon conversion, or exchange of any other security in accordance with the terms and conditions of such security and the Indenture, as applicable, providing for such conversion or exchange into Preferred Stock, as approved by the Board (not less than the par value of the Preferred Stock), and assuming that such other security was duly authorized, validly issued and fully paid, for the consideration approved by the Board, or such Debt Securities were duly authorized by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and duly delivered against payment therefor, in each case, pursuant to the terms of the applicable Transaction Agreement, the shares of such series of Preferred Stock issued upon such conversion or exchange will be duly authorized, validly issued, fully paid and non-assessable.

3.
With respect to Primary Securities constituting Debt Securities, when (i) the Company has taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officer’s certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities having been set forth in such

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July 3, 2019

Indenture or such supplemental indenture or officer’s certificate delivered pursuant thereto in compliance with the terms and conditions of the Indenture, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable Transaction Agreement against payment of the consideration therefor provided therein, then such Debt Securities (x) will have been duly authorized by all necessary corporate action on the part of the Company, and (y) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Secondary Securities have been duly authorized and validly issued and are fully paid and non-assessable.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)
We have assumed that, in the case of each offering and sale of Primary Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Primary Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the Commission describing such Primary Securities; (iii) such Primary Securities will have been issued and sold in compliance with applicable laws and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Primary Securities constitute (a) Common Stock issuable upon exercise of Preferred Stock or (b) Common Stock or Preferred Stock issuable upon conversion of Debt Securities, a definitive Transaction Agreement with respect to the issuance and sale of such Primary Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Primary Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company will have the necessary corporate power to approve the transactions contemplated by the Transaction Agreements, (c) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated By-laws of the Company (the “Bylaws”) will be in full force and effect and will not have been

Construction Partners, Inc.
July 3, 2019

amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, (d) the Company will have duly authorized the Transaction Agreements and the transactions contemplated by the Transaction Agreements and (e) the Company will have validly executed and delivered the Transaction Agreements; (vi) (a) the terms of such Primary Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Certificate of Incorporation and Bylaws of the Company, and (b) the terms of such Primary Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Company’s securities are listed for trading) having jurisdiction over the Company and, if such Primary Securities constitute Debt Securities, in conformity with the applicable Indenture, supplemental indenture or officer’s certificate and the applicable resolution of the Board relating to such Debt Securities; (vii) if such Primary Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for the issuance under the Certificate of Incorporation that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable Transaction Agreement (or, in the case of Common Stock, if such Common Stock is issuable upon exchange or conversion of Primary Securities constituting Preferred Stock, the statement filed with the Secretary of State of the State of Delaware relating to the designations, preferences, limitations or relative rights thereof) and paid upon issuance of such Common Stock or Preferred Stock will not be less than the par value of the Common Stock; (viii) if such Primary Securities constitute Common Stock issuable upon exchange or conversion of Primary Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken; (ix) if such Primary Securities constitute Preferred Stock that is exchangeable for or convertible into Primary Securities constituting Common Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion; (x) if such Primary Securities constitute Debt Securities, the officer’s certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable

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July 3, 2019

against the Company; and (xi) if such Primary Securities constitute Debt Securities, the applicable Transaction Agreements will constitute the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against such party in accordance with its terms.

(B)	We express no opinion as to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York.

(C)
The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution; (iv) laws governing the waiver of usury, stay or extension laws; and (v) constitutional bounds on laws that govern enforceability of choice of law provisions in agreements.

(D)
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

Construction Partners, Inc.
July 3, 2019

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP